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EXHIBIT 99.1

   CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                     PRIVATE SECURITIES REFORM ACT OF 1995

       In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, CIENA Corporation ("CIENA" or the "Company") is hereby filing cautionary statements identifying important factors that could cause CIENA's actual results to differ materially from those projected in forward-looking statements made by or on behalf of CIENA. These statements amend and supersede prior cautionary statements filed by CIENA to the extent inconsistent therewith.

OUR RESULTS CAN BE UNPREDICTABLE

       Our near term results may be break-even or may involve losses. In general, sequential revenue and operating results over the next 12 months are likely to fluctuate and may continue to fluctuate in the future due to factors including:

     - timing and size of orders

     - satisfaction of contractual customer acceptance criteria

     - shipment delays and deferrals

       We budget expense levels partially on our expectations of long term future revenue. These levels reflect our substantial investment in financial, engineering, manufacturing and logistics support resources we think we may need for large potential customers, even though we do not know the volume, duration or timing of any purchases from them. As a result, we may continue to experience increased inventory levels, operating expenses and general overhead.

       Additionally, Lightera Networks, Inc. and Omnia Communications, Inc., companies we have acquired, have ongoing development and operating expenses but are not expected to contribute materially to revenues until calendar 2000.

WE FACE INTENSE COMPETITION WHICH COULD HURT OUR SALES AND PROFITABILITY

       A small number of very large companies have historically dominated our industry including Lucent, Alcatel, Nortel, NEC, Pirelli, Siemens, Ericsson, Fujitsu, and Hitachi. These companies have substantial financial, marketing and intellectual property resources. We sell systems which displace their legacy equipment, which represents a specific threat to these companies. Our acquisitions of Lightera and Omnia may increase this perceived threat. We expect continued aggressive tactics from many of these competitors such as:

     - Substantial price discounting

     - Early announcements of competing products

     - "One-stop shopping" appeals

     - Customer financing assistance

     - Intellectual property disputes

       These tactics can be particularly effective in a highly concentrated customer base such as ours.

       Sprint, a significant customer of ours, has long indicated that it intends to establish a second vendor for DWDM products. We do not know when Sprint will select a second vendor or what impact the selection might have on Sprint's purchases from us. Sprint could reduce its purchases from us, which could in turn have a material adverse effect on us.

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       New competitors may also emerge to compete with our existing products as well as our future products.

DELAYS IN THE DEPLOYMENT OF NEW PRODUCTS COULD HURT OUR NEAR TERM PROSPECTS

       If we fail to deploy new and improved products, our competitive position and financial condition would be materially and adversely affected.

       The certification process for new telecommunications equipment used in RBOC networks, which is a process traditionally conducted by Telcordia Technologies, has in the past resulted in and may continue to result in unanticipated delays which may affect the deployment of our products for the RBOC market.

       In order to meet our delivery commitments for our newest products, we will need to finalize component sourcing, which we have not yet completed. Any delays in deployment could result in delays in recognizing revenues and, ultimately, could adversely affect our customer relationships.

SMALLER CUSTOMERS MAY INCREASE FLUCTUATION IN OUR RESULTS

       We have recently shifted our sales focus to smaller emerging carriers. Timing and volume of purchasing from these smaller carriers can also be more unpredictable due to factors such as their need to build a customer base, acquire rights of way and interconnections necessary to sell network service, and build out new capacity, all while working within capital budget constraints. This increases the unpredictability of our financial results because even smaller carriers purchase our products in multi-million dollar increments.

       Unanticipated changes in customer purchasing plans also create unpredictability in our results. Most of our anticipated revenue over the next several quarters is comprised of orders of less than $25 million each from several customers, some of which involve extended payment terms or other financing assistance. Our ability to recognize revenue from financed sales to these carriers will be impacted by their financial condition at the time of product acceptance. Purchasing delays or changes in the amount of purchases by any of these customers, could have a material adverse effect on us.

OUR PROSPECTS DEPEND ON DEMAND FOR BANDWIDTH WHICH WE CANNOT PREDICT OR CONTROL

       We may not anticipate changes in direction or magnitude of demand for bandwidth. Unanticipated reductions in bandwidth demand would adversely affect us.

       Our products enable high capacity transmission over long distance, and certain short-haul portions, of optical communications networks. Our Core Director switching products are targeted to high capacity applications. Customers, however, determine:

     - the quantity of bandwidth needed

     - the timing of its deployment, and

     - the equipment configurations and network architectures they want.

       Customer determinations are subject to abrupt change in response to their own competitive pressures, pressures to raise capital and financial performance expectations.

OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO RETAIN KEY PERSONNEL

       Our success has always depended in large part on our ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel, particularly those skilled and experienced with optical communications equipment. As CIENA has grown and matured, competitors' efforts to entice our employees to leave have intensified, particularly among competitive startups and other early stage companies seeking to replicate CIENA's experience. CIENA and its employees are parties to agreements that limit the employee's ability to work for a competitor following termination of employment. We expect our competitors will respect these agreements and not interfere with them. But we can make no assurances of that, or that we will be able to retain all of our key contributors or attract new personnel

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to add to or replace them. The loss of key personnel would likely have a material adverse effect on our business, financial condition and results of operations.

WE MAY EXPERIENCE DELAYS FROM OUR SUPPLIERS AND FOR SOME ITEMS WE DO NOT HAVE SUBSTITUTE SUPPLIERS

       We depend on a small number of suppliers for key components of our products, as well as equipment used to manufacture our products. Our highest capacity product currently being shipped, the MultiWave Sentry which is capable of 96-channel configurations, includes several higher performance components for which reliable, high volume suppliers are particularly limited. On occasion, we have experienced delays in receipt of key components. Any future difficulty in obtaining sufficient and timely delivery of them could result in delays or reductions in product shipments which, in turn, could have a material adverse effect on our business, financial condition and results of operations. Uniphase Corporation and JDS FITEL, Inc., both of which are significant suppliers to CIENA, recently announced a planned merger. If the merger with Omnia and related integration activities result in delayed deliveries of key components from either of these sources, those delays could have a material adverse effect on CIENA's near-term results of operations.

PRODUCT PERFORMANCE PROBLEMS COULD LIMIT OUR SALES PROSPECTS

       The production of new fiberoptic systems with high technology content involves occasional problems as the technology and manufacturing methods mature. We are aware of instances domestically and internationally of delayed installation and activation of some of our products due to faulty components. If significant reliability, quality or network monitoring problems develop, a number of material adverse effects could result, including:

     - manufacturing rework costs

     - high service and warranty expense

     - high levels of product returns

     - delays in collecting accounts receivable

     - reduced orders from existing customers, and

     - declining interest from potential customers

       Although we maintain accruals for product warranties, actual costs could exceed these amounts.

       From time to time, there will be interruptions or delays in the activation of our products and the addition of channels, particularly because we do not control all aspects of the installation and activation activities. If we experience significant interruptions or delays that we can not promptly resolve, confidence in our products could be undermined, which could have a material adverse effect on us.

INVESTMENT IN NEW COMPANIES AND CHANGES IN TECHNOLOGY COULD RESULT IN MORE COMPETITION

       We may not be able to successfully anticipate changes in technology, industry standards, customer requirements and product offerings, yet our ability to develop and introduce new and enhanced products will impact our position as a leader in the deployment of high-capacity solutions. The accelerating pace of deregulation in the telecommunications industry will likely intensify the competition for improved technology. Many of our competitors have substantially greater financial, technical and marketing resources and manufacturing capacity with which to develop or acquire new technologies. There has been an increase in the funding of new companies intending to develop new products for the rapidly evolving telecom industry. These companies have time-to-market advantages due to the narrow and exclusive focus of their efforts. New companies may provide additional competition for our existing product lines as well as potential future products. The introduction of new products embodying new technologies or the emergence of new industry standards could render our existing products uncompetitive from a pricing standpoint, obsolete or

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unmarketable. Any of these outcomes would have a material adverse effect on our business, financial condition and results of operations.

OUR STOCK PRICE MAY EXHIBIT VOLATILITY

       Our common stock price has experienced substantial volatility in the past, and is likely to remain volatile in the future. Volatility can arise as a result of the activities of short sellers and risk arbitrageurs, and may have little relationship to our financial results or prospects. Volatility can also result from any divergence between our actual or anticipated financial results and published expectations of analysts, and announcements we may make. This occurred in 1998. We attempt to address this possible divergence through our public announcements and reports; however, the degree of specificity we can offer in such announcements, and the likelihood that any forward-looking statements we make will prove correct in actual results, can and will vary. This is due primarily to:

     - the uncertainties associated with our dependence on a small number of existing and potential customers

     - the impact of changes in the customer mix

     - the actions of competitors

     - long and unpredictable sales cycles and customer purchasing programs

     - the absence of unconditional minimum purchase commitments from any customer

     - a lack of visibility into our customers' deployment plans over the course of the capital equipment procurement year, and

     - the lack of reliable data on which to anticipate core demand for high bandwidth transmission capacity

       Divergence will likely occur from time to time in the future, with resulting stock price volatility, irrespective of our overall year-to-year performance or long-term prospects. As long as we continue to depend on relatively few customers, and particularly when a substantial majority of their purchases consist of newly-introduced products such as the 96-channel MultiWave Sentry and MultiWave Metro, there is substantial risk of widely varying quarterly results, including the so-called "missed quarter" relative to investor expectations.

LEGAL PROCEEDINGS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS

       In August 1998, shareholder class action lawsuits were filed against us and certain of our officers and directors. We believe the lawsuits, now consolidated into one, are without merit and are defending vigorously against them. However, because the consolidated lawsuit is at an early stage, it is not possible to predict the outcome at this time. If decided adversely to CIENA, however, it could have a material adverse effect on our financial condition and results of operations.

SOME OF OUR SUPPLIERS ARE ALSO OUR COMPETITORS

       Some of our component suppliers are both primary sources for components and major competitors in the market for system equipment. For example, we buy certain key components from:

     - Lucent

     - Alcatel

     - Nortel

     - NEC, and

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     - Siemens

       Each of these companies offers optical communications systems and equipment which are competitive with our products. Also, Lucent is the sole source of two components and is one of two suppliers of two others. Alcatel and Nortel are suppliers of lasers used in our products and NEC is a supplier of an important piece of testing equipment. A decline in reliability or other adverse change in these supply relationships could materially and adversely affect our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE DEVELOPMENT AND ACHIEVE COMMERCIAL ACCEPTANCE OF LIGHTERA AND OMNIA PRODUCTS

       Both Lightera and Omnia's products are in the laboratory testing phase but the products have not matured into commercially manufacturable units suitable for field deployment. We expect that field deployable units of Omnia's products will be available in the second half of calendar 1999, and Lightera's products by the end of the first quarter of calendar 2000. The maturing process from laboratory prototype to commercial acceptance involves a number of steps, including:

     - successful completion of product development

     - the qualification and multiple sourcing of critical components, including application-specific integrated circuits ("ASIC's") which are not yet finalized

     - validation of manufacturing methods

     - extensive quality assurance and reliability testing, and staffing of testing infrastructure

     - software validation

     - establishment of systems integration and burn in requirements, and

     - identification and qualification of component suppliers

       Each of these steps in turn presents serious risks of failure, rework or delay, any one of which could materially and adversely affect the speed and scope of product introduction and marketplace acceptance of the products. Specialized ASIC's, in particular, are key to the timely introduction of Lightera's and Omnia's products, and schedule delays are common in the final testing and manufacture of such components. In addition, unexpected intellectual property disputes, failure of critical design elements, and a host of other execution risks may delay or even prevent the introduction of these products. Commercial acceptance of the products is also not established and there is no assurance that the substantial sales and marketing efforts necessary to achieve commercial acceptance in traditionally long sales cycles will be successful.

WE MAY NOT BE ABLE TO RETAIN KEY EMPLOYEES OF LIGHTERA AND OMNIA

       Because of the high valuation we placed on Lightera and Omnia, their key founders and employees have received or will receive a substantial number of CIENA shares and can sell these shares at substantial gains. In many cases, these individuals could become financially independent through these sales, before the products of either company have fully matured into commercially deliverable products commanding reasonable market share. Additionally, startup and other companies will seek out these individuals due to the financial result they have achieved for their investors. Under the circumstances, we face a difficult and significant task of retaining and motivating the key personnel of both companies to stay committed to us. We do not have employment contracts with these personnel. We may not be successful in retaining them.

WE EXPECT THAT OUR ACQUISITIONS OF LIGHTERA AND OMNIA WILL MAKE OUR STOCK PRICE MORE VOLATILE

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       Both Lightera and Omnia are still completing their respective development stages, and we do not expect either of them to generate any revenue or earnings for at least several months. As a result, we expect to report approximately breakeven results of operations, and may report operating losses, for the balance of the fiscal year. Under these circumstances, we can expect significant volatility over the next several quarters as investors make judgments as to our relative progress in:

     - bringing the Lightera and Omnia products to market

     - integrating the two companies

     - managing retention issues, and

     - generally executing on the strategic vision

       Additionally, the shares held by former Lightera and Omnia shareholders, together account for approximately 25% of the outstanding shares of CIENA. If a large portion of these shares are sold within short periods of time, the stock price may experience further volatility and may decline.

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